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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2006 (except for Notes 7 and 14, as to which the date is March 27, 2006), in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-122725) and the related Prospectus of Amphastar Pharmaceuticals, Inc. for the registration of shares of its common stock.

                      /s/ ERNST & YOUNG LLP

Orange County, California
March 30, 2006

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Exhibit 23.1